EXHIBIT 99.1
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Press Release

                Groen Brothers Aviation Appoints Dennis Gauger as
                          Chief Financial Officer and
                        Member of the Board of Directors

New CFO Brings 26 Years of Financial and Compliance Expertise

         SALT LAKE CITY - January 22, 2004 - Groen Brothers Aviation,  Inc. (OTC
BB: GNBA) today announced the appointment of Dennis P. Gauger as Chief Financial Officer and a member of the Company's board of directors. In addition to overseeing the Company's financial matters, Mr. Gauger will be responsible for regulatory compliance, including the requirements of the Sarbanes-Oxley Act. With the recent transition of the Company into a manufacturing and sales organization, Mr. Gauger will also direct the implementation of cost accounting, inventory controls and revenue recognition policies.

         Robin H.H. Wilson, who had filled the position of Chief Financial Officer prior to Mr. Gauger's appointment, has been appointed Senior Vice
President and Head of Business Development. The Company's emergence from a development stage company now requires Mr. Wilson to focus on the Company's marketing and sales activities in addition to his current responsibilities for business and strategic development. Mr. Wilson also continues as a member of the boards of directors of Groen Brothers Aviation USA, Inc. (GBA-USA) and American Autogyro Inc. (AAI), the Company's operating subsidiaries.

         Dennis P. Gauger, CPA, has over 26 years of experience as a financial executive, corporate troubleshooter and consultant, and accounting and auditing professional. His professional background includes 21 years of service in three offices of Deloitte & Touche, a "Big Four" international accounting firm, including 9 years as an accounting and auditing partner. As a Deloitte partner, Mr. Gauger directed domestic and international firm interactions with senior executive management, audit committees and boards of directors relating to audited financial statements, SEC accounting and reporting, initial public offerings, mergers and acquisitions, technical accounting issues, cost accounting, internal controls, employee benefit plans, corporate governance, financing, cash management, and operations.


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         Since leaving  Deloitte,  Mr. Gauger has  successfully  completed  both short and long-term engagements as a corporate troubleshooter, "turn around" specialist, financial consultant and analyst, compliance officer, and chief financial officer for a variety of public and privately-owned companies. He has experience in a wide variety of industries, including manufacturing, high technology, software, Internet, retail and distribution, financial services, hospitality, mining, telecommunications and real estate.

         Mr. Gauger has served as Chief Financial Officer for two other public companies, and is experienced in the compliance requirements of the Sarbanes - Oxley Act. He is a licensed Certified Public Accountant in the states of Utah and Nevada, and a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants. He graduated with honors from Brigham Young University with a BS degree in accounting.

         Mr. Wilson, prior to joining the Company, was a partner and board member of the aviation consulting firm, SH&E Inc. Previously he had been Vice Chairman and Chief Operations Officer of TWA, Chief Technical Officer of
Guinness Peat Aviation, President of Burlington Air Express, President of Western Airlines and President of the Long Island Rail Road. As Senior Vice President of TWA, he had earlier served as a member of the Aeronautics and Space Engineering Board of the National Research Council. He holds an MBA, summa cum laude, from Harvard and an MA in Mechanical Sciences from Cambridge University.

About Groen Brothers Aviation, Inc.

         Groen Brothers Aviation, Inc. has developed the first commercially viable modern gyroplane, the "Hawk 4". The gyroplane is a hybrid aircraft with the low operating cost of an airplane and the off-runway operating capability of a helicopter. Through its wholly-owned subsidiary, American Autogyro, Inc., the Company has also developed and is currently selling a smaller kit gyroplane, the "SparrowHawk", to meet the growing demands of the home-built gyroplane kit market, and to provide a safe, economical airborne patrol vehicle for law enforcement and other government applications. The Company continues to develop a nationwide dealership network for the sale of these products.


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         The Company is also  offering  its  proprietary  technology  to develop large compound rotorcraft capable of vertical take-off with ultra-heavy payloads and substantial range. Applications for this technology include land and sea-based heavy-lift military freighters, an aerial fire-fighting vehicle and a runway- independent commercial airliner. Further information about the Company, its products, and individual members of "GBA Team Hawk" is available on the Company's web site at: WWW.GBAGYROS.COM.

Contact Information: Mr. Hank Parry, Public Relations Officer.

Safe Harbor Statement/Forward-Looking Information Disclaimer

         Certain statements in this news release, and other written or oral statements made by or on behalf of Groen Brothers Aviation, Inc. are "forward-looking statements" within the meaning of federal securities laws. Statements regarding future events and developments, the Company's future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, including adequate financing, projections for sales and deliveries of products and other trend projections. Actual future results and trends may differ materially depending on a variety of factors, including the Company's successful execution of its business plan; product performance; risks associated with regulatory certifications of the Company's commercial aircraft by U.S. and foreign governments; other regulatory uncertainties; collective bargaining labor disputes; performance issues with key suppliers and subcontractors; governmental export and import policies; and the ability to adequately finance operations to the date of FAA certification, manufacturing and delivery of products.

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